CONSULTING AGREEMENT
                                       AND
                             COMPENSATION AGREEMENT

         THIS CONSULTING AGREEMENT AND COMPENSATION AGREEMENT made as of this 28th day of December, 2000 by and between:

ROBERT S. BUBECK, an adult individual residing at 18731 River Ridge Road, Tequesta, Florida 33469 (hereinafter "BUBECK") and THOMAS O'DONNELL, 18 Tobacco Road, Weston, Connecticut 06883 (hereinafter "O'DONNELL"), (both being jointly referred to herein as "B&O")

                                       AND

CAVALCADE OF SPORTS MEDIA, INC., a Nevada corporation having its principal place of business at 12868 Via Latina, DelMar, California 92014 (hereinafter CAVALCADE")

WITNESSETH THAT:

         WHEREAS, CAVALCADE is in the process of developing a new television network offering vintage sports programming and requires assistance of knowledgeable consultants able to introduce CAVALCADE to appropriate distribution outlets and able to advise CAVALCADE on the proper presentation of its distribution plan;

         WHEREAS, BUBECK and O'DONNELL have substantial experience with, and contacts in, the television network distribution business and are agreeable to exploiting such experience and contacts to assist CAVALCADE by (a) providing their consulting services and (b) obtaining the necessary subscribers for the vintage sports television network;

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants contained herein, the parties have agreed as follows:

                                     PART I
                              CONSULTING AGREEMENT

1. RETENTION. For the term provided in Paragraph 2, CAVALCADE hereby retains and employs BUBECK and O'DONNELL on the terms and conditions of this Agreement, as non- exclusive consultants, and BUBECK and O'DONNELL each hereby accept that retention and employment, upon the terms and conditions of this Agreement.

2.  TERM.  (a) This Agreement shall become effective as of January 1, 2001.

(b) This Agreement, subject to the termination provisions contained hereafter, shall continue and exist for an initial period from the effective date to December 31, 2003.


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


(c) Notwithstanding the foregoing, the term of this Agreement is otherwise subject to the termination provisions contained hereafter.

3. SIGNING BONUS. (a) As an inducement to B&O to enter into this Agreement and to exploit their experience and contacts for the benefit of CAVALCADE, and as an inducement to B&O to accept the compensation terms (stock in lieu of cash) provided in both Part I and in Part II, and in acknowledgment by CAVALCADE that the services to be rendered will not be rendered equally over the term of this Agreement but will most likely be concentrated in the initial months, CAVALCADE shall issue to B&O Four Hundred Thousand (400,000) shares of its Common Stock, Two Hundred Thousand shares to each of BUBECK and O'DONNELL, as follows:

         Date                       Name                      Shares
         ----                       ----                      ------
January 1, 2001                     BUBECK                    100,000
January 1, 2001                     O'DONNELL                 100,000
April 1, 2001                       BUBECK                    100,000
April 1, 2001                       O'DONNELL                 100,000

The shares shall be deemed vested as of the dates of issuance.

(b) The shares issued pursuant to this Paragraph 3 are being issued in a private placement pursuant to Section 4(2) of the Securities Act of 1933 and shall bear the usual restrictive legend with "Stop Transfer" instructions placed against the certificates at CAVALCADE's stock transfer agent. BUBECK and O'DONNELL each, severally, represent and warrant that they are taking such shares with an investment intent and without a view to distribute, pledge, hypothecate or otherwise transfer any legal or beneficial interest in or to such shares.

4. COMPENSATION. (a) For all services rendered under this Consulting Agreement, CAVALCADE shall pay B&O, as a consulting fee, shares of its Common Stock at the rate of Fifteen Thousand (15,000) shares per month, to be issued as Seven Thousand Five Hundred (7,500) shares to each of BUBECK and O'DONNELL. Such shares shall be issued in arrears, i.e., as of the first day of each month for the consulting services rendered in the prior month. (For example, the shares to be issued for the services rendered during January 2001 shall be issued on February 1, 2001.) If the first day of a month is a Saturday, Sunday, holiday or day on which the securities markets are closed, the shares shall be issued on the first succeeding market trading day.

(b) The parties acknowledge that CAVALCADE has filed Form 10-SB with the Securities and Exchange Commission to register its Common Stock under the Securities Exchange Act of 1934. The parties understand that trading in CAVALCADE's Common Stock cannot commence until CAVALCADE has cleared all comments of the SEC with respect to such filing, irrespective of its automatic effectiveness on the 60th day after filing. The parties further understand that the NASD will not permit an initial market maker to file Form 211 for authorization to make a market in CAVALCADE's Common Stock until the SEC has notified it that CAVALCADE has cleared all comments. Finally, the parties understand that CAVALCADE cannot file a Form S-8 Registration Statement under the Securities Act of 1933 until it has cleared all comments and commenced trading. Accordingly,.until the month in which trading commences, the shares issued pursuant to sub-paragraph (a) above shall be issued in a private placement pursuant to Section 4(2) of the Securities Act of 1933 and shall bear the usual restrictive legend with "Stop Transfer" instructions placed against the certificates at CAVALCADE's stock transfer agent. Immediately upon the clearing of all comments and the commencement of trading, both, CAVALCADE shall file a Form S-8 Registration Statement with the SEC registering the balance of the shares to be issued under this Part I and thereafter all shares shall be issued pursuant to such Registration Statement (i.e., free-trading shares).

(c) To the extent that shares are issued under this Paragraph 4 prior to the filing of Form S-8, BUBECK and O'DONNELL each, severally, represent and warrant that they are taking such shares with an investment intent and without a view to distribute, pledge, hypothecate or otherwise transfer any legal or beneficial interest in or to such shares.

5. DUTIES. CAVALCADE is employing B&O, and each of them, under this Agreement to provide consulting services to it as independent contractors. B&O shall: (a) investigate available uplink and satellite services available to CAVALCADE, report to and advise CAVALCADE with respect to the relative availability, reliability, cost, etc. of the choices, and advise and assist CAVALCADE in negotiating with the selected provider(s); (b) provide ongoing supervisory service with respect to the selected provider(s) of uplink and satellite service, assist CAVALCADE in the event of required replacement, and advise CAVALCADE with respect to backup or emergency service in the event of failure or default on the part of the selected provider(s); (c) investigate playback services available to CAVALCADE, report to and advise CAVALCADE with respect to the relative availability, reliability, cost, etc. of the choices, and advise and assist CAVALCADE in negotiating with the selected provider(s); (d) provide ongoing supervisory service with respect to the selected playback provider(s), assist CAVALCADE in the event of required replacement, and advise CAVALCADE with respect to backup or emergency service in the event of failure or default on the part of the selected provider(s); (e) develop, do the necessary background research for, write, and implement for CAVALCADE a comprehensive distribution plan; (f) identify an advertising and sales organization for CAVALCADE and assist CAVALCADE in negotiating and contracting with the selected entity on a revenue sharing basis; (g) negotiate and contract for overnight infomercial revenue for CAVALCADE; (h) provide ongoing quality control consultations of on-air look and related marketing materials and programs (including commercial formatting); and (i) such other services as deemed necessary or desirable from time to time under changing conditions as CAVALCADE's network develops.

B&O's performance shall be subject to the supervision of CAVALCADE'S Board of Directors. The precise job scope and the specific services to be rendered by B&O may be defined, interpreted, curtailed, or extended, from time to time, by determination of the Board of Directors of CAVALCADE, provided, however, that any definition, interpretation, curtailment, or extension is consistent with the status, education, background and experience of BUBECK and/or O'DONNELL as otherwise contemplated herein.

6. EXTENT AND PLACE OF SERVICES. (a) BUBECK and O'DONNELL each shall devote such adequate, reasonable, and proper time, attention, and energies to the business of CAVALCADE as shall be necessary or consistent with the performance of their duties hereunder. BUBECK and O'DONNELL are independent contractors, shall provide their own offices and working facilities, office furniture, equipment, and utilities, and clerical assistance, and shall determine their own hours, their own methods of working, and the hours and times of working.

(b) CAVALCADE acknowledges awareness that BUBECK and O'DONNELL will be employed by, or providing services for, other parties and that this retention and employment is not exclusive on the part of B&O..

7. EXPENSES. B&O are not authorized to incur expenses on behalf of, or chargeable to, CAVALCADE, including but not limited to their business travel, including transportation, lodging, food, entertainment, etc. except within such guidelines as may be established from time to time by the Board of Directors of CAVALCADE. CAVALCADE shall reimburse B&O for authorized expenses within such guidelines upon presentation by B&O, from time to time, of an itemized account of such expenditures in such form as CAVALCADE may require, together with receipts or other proofs of the expenditures as may be required.

                                     PART II
                             COMPENSATION AGREEMENT

1. APPOINTMENT. (a) CAVALCADE hereby appoints B&O, on the terms and conditions of this Agreement, as its non-exclusive outside distribution outlet sales representative for the term of this Agreement..

(b) During the term of this Agreement, CAVALCADE may, using its own management and employees, seek to market and sell the CAVALCADE vintage sports network to any distribution outlet. In addition, CAVALCADE may appoint other outside representatives. The parties shall, in good faith, seek not to circumvent one another or to enter into competitive negotiations.

2. PERFORMANCE COMPENSATION. (a) B&O shall negotiate with such distribution outlets as they may select for the distribution of the CAVALCADE network. At December 31 of each year during the term of this Agreement, the parties shall determine, based upon the last billings for that calendar year to all such B&O-negotiated distribution outlets, the total number of homes (subscribers) to the CAVALCADE network. of that calendar year for which B&O are to be compensated.

(b) As compensation for their services in securing homes (subscribers) over the term of this Agreement, B&O shall be compensated by the issuance of shares of CAVALCADE's Common Stock, to be divided equally between BUBECK and O'DONNELL, as follows:

     (i) for the first 5,000,000 homes (subscribers), 50,000 shares of Common Stock for each 1,000,000 homes (subscribers); and

     (ii) for the next 15,000,000 homes (subscribers, 100,000 shares of Common Stock for each 1,000,000 homes (subscribers); and

     (iii) for all homes (subscribers) in excess of 20,000,000 homes (subscribers), 200,000 shares for each 1,000,000 homes (subscribers).

(c) The compensation provided herein is cumulative, year-to-year; i.e.,. the total number of homes at the end of calendar year 2001 shall be subtracted from the total number of homes at the end of calendar year 2002, and CAVALCADE shall pay compensation for the increase only, the base number for 2001 being deemed already compensated for. Likewise, the greater of the total number of homes at the end of calendar years 2001 and 2002 shall be subtracted from the total number of homes at the end of calendar year 2003, and CAVALCADE shall pay compensation for the increase only, the base number being deemed already compensated for.

(d) (b) The shares to be issued pursuant to this Paragraph 2 will be issued in a private placement pursuant to Section 4(2) of the Securities Act of 1933 and shall bear the usual restrictive legend with "Stop Transfer" instructions placed against the certificates at CAVALCADE's stock transfer agent. BUBECK and O'DONNELL each, severally, represent and warrant that they are taking such shares with an investment intent and without a view to distribute, pledge, hypothecate or otherwise transfer any legal or beneficial interest in or to such shares.

3. STOCK OPTIONS. (a) As incentive compensation to B&O to maximize their efforts during the initial phases of this Agreement, CAVALCADE hereby grants to B&O, to be deemed granted by equal division between BUBECK and O'DONNELL, options to purchase 3,000,000 shares of the Common Stock of CAVALCADE. The options shall have the following terms and conditions:
         (i) The 3,000,000 options shall be issued as of January 1, 2001; however, the options shall not be deemed vested, and may not be exercised until and unless vested.
         (ii) The options shall vest in arrears at the rate of 500,000 shares for each six months of service; e.g., 500,000 options for the period ended June 30, 2001 shall vest on July 1, 2001.
         (iii) Once vested, subject to accelerated vesting as provided in Part III, Paragraph 1 below, options may be exercised at any time, and from time to time, in whole or in part, until December 31, 2004, or, in the event of accelerated vesting may be exercised at any time and from time to time, in whole or in part until the day three days prior to the scheduled closing of the triggering transaction, at which time any unexercised options shall lapse, and shall be deemed null and void and of no further effect.

         (iv) The current fair market value of the Common Stock of CAVALCADE is calculated to be $1.25, based upon the conversion price of the outstanding Capital Notes. The shares to be issued upon exercise of any options shall be restricted (i.e., unregistered, and therefore a discount of twenty-five percent (25%) is deemed appropriate, and accordingly the exercise price is set at ninety-four cents ($0 .94) per share. BUBECK and O'DONNELL have been notified by CAVALCADE of their possible election under Section 83 of the Internal Revenue Code.

     (v) The options shall be non-transferable except by operation of law or by the laws of descent and distribution.

     (vi) CAVALCADE shall promptly upon execution of this Agreement secure approval of this option program as so-called "Incentive Stock Options" (qualified) for Internal Revenue purposes.

     (vi) Each option, upon vesting, shall be exercisable for the purchase of one (1) share of Common Stock at the exercise price of $0.94 per share.

     (vii) Option holders shall not have any rights as stockholders.

(b) The shares to be obtained upon exercise of the options will be issued in a private placement pursuant to Section 4(2) of the Securities Act of 1933 and shall bear the usual restrictive legend with "Stop Transfer" instructions placed against the certificates at CAVALCADE's stock transfer agent. BUBECK and O'DONNELL each, severally, represent and warrant that they are taking such shares with an investment intent and without a view to distribute, pledge, hypothecate or otherwise transfer any legal or beneficial interest in or to such shares.

                                    PART III
                                  MISCELLANEOUS

1. ACQUISITION OF CAVALCADE. Subject to sub-paragraph (c) below, in the event that during the term of this Agreement: (a) CAVALCADE shall be acquired by another corporation, whether by cash and/or stock tender offer to the stockholders, merger ("A" Reorganization) or stock-for-stock exchange ("B" Reorganization), or (b) the assets of CAVALCADE shall be acquired in a voluntary cash sale or in a "C" or "D" stock-for-assets reorganization; then:

     (i) all consulting fee compensation shares not yet issued for the balance of the term of this Agreement shall be issued as of the day ten days prior to the closing of the triggering transaction; and

     (ii) all Performance Compensation (Part II, Paragraph 2) shares issuable for the number of homes (subscribers obtained by B&O to the end of the month preceding the triggering transaction shall be issued as of the day ten days prior to the closing of the triggering transaction; and (iii) all Performance Stock Options (Part II, Paragraph 3) not yet vested shall vest as of the day ten days prior to the scheduled closing of the triggering transaction.

(c) It is the intent of this Paragraph to permit BUBECK and O"DONNELL to participate fully in any of the referenced acquisition transactions, while facilitating the closing of any such transaction. Accordingly, the foregoing shall be interpreted broadly to maximize the potential participation of BUBECK and O'DONNELL, but any postponement of the originally scheduled closing of a triggering transaction shall not extend the deadline for exercise of any Performance Stock Options. Furthermore, in the event that any anticipated triggering transaction shall not close, then Paragraphs (a) and (b) above shall be deemed null and void, any shares issued in anticipation of the closing shall be canceled, any options which were not exercised shall be returned to their original vesting schedule, and BUBECK and/or O'DONNELL may rescind any exercise transactions made in anticipation of the closing, and the parties shall otherwise be restored to their positions quo ante.

2.  TERMINATION.  Notwithstanding anything herein contained to the contrary:

         (a) CAVALCADE may terminate this agreement upon a breach of any of the terms of this Agreement by BUBECK, O'DONNELL and/or B&O. Cause under this paragraph shall include, but is not limited to, failure to perform at a reasonable level, gross negligence in the performance of the duties, malfeasance or misfeasance, dereliction of duty, drug use, alcoholism, adverse public notoriety, and/or conviction of a felony relating to the duties to be performed. Should any cause stated by CAVALCADE be amenable to cure, B&O shall have a period of thirty (30) days to effect such cure.

         (b) CAVALCADE may terminate this Agreement upon thirty (30) days' notice to B&O upon the happening of any of the following events: (1) loss by CAVALCADE of required regulatory authorizations or licenses; (2) a bona fide decision by CAVALCADE to terminate its business and liquidate its assets; (3) mutual written agreement of the parties; or (4) failure of CAVALCADE to obtain and digitize/format sufficient film to carry the network on its projected schedule. (c) B&O may terminate this Agreement upon thirty (30) days' notice to CAVALCADE in the event of a breach by CAVALCADE of any of the provisions of this Agreement not cured within the thirty (30) days after receipt of the termination notice.

3. ARBITRATION. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration in New York, New York in accordance with the rules then pertaining of the American Arbitration Association, but with all rights of discovery provided by the New York Rules of Civil Procedure, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

4. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

5. BENEFIT. The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon, their successors and assigns.

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


6. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail to his residence in the case of BUBECK and/or O'DONNELL, or to its principal office in the case of CAVALCADE.

7. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may be modified only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. There are no representations or warranties by any party except those stated herein. This Agreement specifically supersedes the original letter of intent of November 28, 2000.

8. APPLICABLE LAW. This Agreement shall be governed for all purposes by the laws of the State of New York. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, including facsimile counterparts, any one of which shall be deemed to be an original.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto set their hands and seals as of the day and year hereinabove written.

                                             CAVALCADE OF SPORTS MEDIA, INC..

ATTEST:

                                             By:
                                                -------------------------------
                                                 President

-------------------------
Secretary



WITNESS:                                     CONSULTANT:


                                             -----------------------
                                             ROBERT S. BUBECK



                                             -----------------------
                                             THOMAS O'DONNELL

                                    RIDER TO
                              CONSULTING AGREEMENT
                                       AND
                             COMPENSATION AGREEMENT

         I, Edward Litwak, President of Cavalcade of Sports Media, Inc., hereby authorize the substitution of Lynrow Associates, LLC, a Connecticut LLC, for the individual Thomas O'Donnell, 18 Tobacco Road, Weston, Connecticut 06883 in the Consulting Agreement and Compensation Agreement made by and between Robert S. Bubeck, Thomas O'Donnell and Cavalcade of Sports Media, Inc. on December 28, 2000.

                                               CAVALCADE OF SPORTS MEDIA, INC..



                                               By:
                                                  ------------------------------
                                                   President




                                               -----------------------
                                               THOMAS O'DONNELL


                                   Page 9 of 9